Exhibit 10.52

ADDENDUM TO ADMINISTRATIVE SERVICES AGREEMENT

This Addendum (the “Addendum”) is entered into as of January 1, 2010, by and among MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, INC., a Maryland corporation (“MANAGEMENT SERVICES”) and KATIN RADIATION THERAPY, P.A., a Maryland professional corporation (the “PA”). This Addendum amends Section 3.1 of the Administrative Services Agreement dated October 31, 1998 between the parties (the “Agreement”) to adjust the monthly Service Fee of $4,333.33 paid in 2009 to a monthly Service Fee of $3,666.67, and replaces the Addendum of that same Section dated January 1, 2009. From and after the date hereof, Section 3.1 shall read as follows:

3.1. Service Fee. For the services to be provided hereunder by MANAGEMENT SERVICES, the PA shall pay to MANAGEMENT SERVICES a monthly Service Fee of $3,666.67 The parties agree that the Service Fee represents the fair market value of the services provided by MANAGEMENT SERVICES hereunder and that the parties shall meet annually to reevaluate the value of services provided by MANAGEMENT SERVICES and shall establish the fair market value thereof for purposes of this Section 3.1.

Accepted:	MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.

	By:	/s/ Brian J. Carey
Brian J. Carey
Vice President & CFO

Accepted:	KATIN RADIATION THERAPY, P.A.

	By:	/s/ Daniel E. Dosoretz
Daniel E. Dosoretz, M.D.
Vice President

ADDENDUM TO ADMINISTRATIVE SERVICES AGREEMENT

This Addendum (the “Addendum”) is entered into as of January 1, 2009, by and among MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, INC., a Maryland corporation (“MANAGEMENT SERVICES”) and KATIN RADIATION THERAPY, P.A., a Maryland professional corporation (the “PA”). This Addendum amends Section 3.1 of the Administrative Services Agreement dated October 31, 1998 between the parties (the “Agreement”) to adjust the monthly Service Fee of $5,166.67 paid in 2008 to a monthly Service Fee of $4,333.33, and replaces the Addendum of that same Section dated January 1, 2008. From and after the date hereof, Section 3.1 shall read as follows:

3.1. Service Fee. For the services to be provided hereunder by MANAGEMENT SERVICES, the PA shall pay to MANAGEMENT SERVICES a monthly Service Fee of $4,333.33. The parties agree that the Service Fee represents the fair market value of the services provided by MANAGEMENT SERVICES hereunder and that the parties shall meet annually to reevaluate the value of services provided by MANAGEMENT SERVICES and shall establish the fair market value thereof for purposes of this Section 3.1.

Accepted:	MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.

	By:	/s/ David NT Watson
David NT Watson
Vice President & CFO

Accepted:	KATIN RADIATION THERAPY, P.A.

	By:	/s/ Daniel E. Dosoretz
Daniel E. Dosoretz, M.D.
Vice President

ADDENDUM TO ADMINISTRATIVE SERVICES AGREEMENT

This Addendum (the “Addendum”) is entered into as of January 1, 2008, by and among MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, INC., a Maryland corporation (“MANAGEMENT SERVICES”) and KATIN RADIATION THERAPY, P.A,, a Maryland professional corporation (the “PA”), This Addendum amends Section 3.1 of the Administrative Services Agreement dated October 31, 1998 between the parties (the “Agreement”) to adjust the monthly Service Fee of $16,667.67 paid in 2007 to a monthly Service Fee of $5,166.67, and replaces the Addendum of that same Section dated January 1, 2007. From and after the date hereof Section 3.1 shall read as follows:

3.1. Service Fee. For the services to be provided hereunder by MANAGEMENT SERVICES, the PA shall pay to MANAGEMENT SERVICES a monthly Service Fee of $5,166.67. The parties agree that the Service Fee represents the fair market value of the services provided by MANAGEMENT SERVICES hereunder and that the parties shall meet annually to reevaluate the value of services provided by MANAGEMENT SERVICES and shall establish the fair market value thereof for purposes of this Section 3.1.

Accepted:	MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.

	By:	/s/ David NT Watson
David NT Watson
Vice President & CFO

Accepted:	KATIN RADIATION THERAPY, P.A.

	By:	/s/ Daniel E. Dosoretz
Daniel E. Dosoretz, M.D.
Vice President

ADMINISTRATIVE SERVICES AGREEMENT
“Maryland”

This Administrative Services Agreement (“Agreement”) is entered into as of October 31, 1998 (“Effective Date”) by and among MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, INC., a Maryland corporation (“MANAGEMENT SERVICES”) and KATIN RADIATION THERAPY, PA., a Maryland professional corporation (the “PC”).

RECITALS

A. The PC is a Maryland professional corporation that engages in the business of providing or arranging for the provision of health care services (the “Practice”). The PC has entered into and throughout the term of this Agreement may (if MANAGEMENT SERVICES does not do so itself as provided herein) continue to enter into arrangements with insurers, HMOs and other third-party payors (“Payors”) to provide or arrange for the provision of health care services to persons covered by those Payors (“Enrollees”).

B. The PC has entered into written employment agreements with physicians and other health care providers and health care professionals (“Employed Providers”) licensed to practice in the State of Maryland. The PC may also enter into independent contractor agreements with various physicians and other health care providers and health care professionals (“Contracting Providers”) to assist the PC in providing or arranging for the provision of health care services to Enrollees and other patients of the PC (collectively, “Patients”).

C. MANAGEMENT SERVICES engages in the business of providing certain administrative and support services concerning the day-to-day affairs of radiation therapy office (the “Offices”), both in their startup and established phases, and in providing space in the Offices, equipment, furnishings, supplies, inventory, personnel and working capital to Offices and facilities management in connection therewith.

D. The PC desires to secure certain administrative services from MANAGEMENT SERVICES in connection with its operation of the Practice in the Offices, and to lease from MANAGEMENT SERVICES certain space, equipment, furnishings, supplies and inventory in connection therewith.

E. The PC and MANAGEMENT SERVICES desire to enter into a written agreement for the provision by MANAGEMENT SERVICES, on an exclusive basis, of administrative services to the PC with respect to the Practice, and for the provision of space, furnishings, supplies, inventory, non-medical personnel and management services to the Practice, so as to permit the PC to devote its efforts on a concentrated and continuous basis to the rendering of medical services to its Patients.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

I. RESPONSIBILITIES OF THE PC

1.1. Sole Responsibility for All Medical and Professional Matters. All medical and professional matters relating to the provision of radiation therapy or oncology services at the Offices shall be the sole responsibility of the PC. The PC shall use and occupy the facilities provided by MANAGEMENT SERVICES hereunder exclusively for the practice of medicine. The PC expressly acknowledges that the medical practice or practices conducted at these facilities shall be conducted solely by Employed Providers and Contracting Providers.

1.2. Employed Providers and Contracting Providers. The PC shall have complete control of and responsibility for the hiring, engagement, compensation, supervision evaluation, and termination of all Employed Providers and Contracting Providers, including nurses, physician assistants and other licensed healthcare professionals, With respect to physicians, the PC shall only employ and contract with licensed physicians meeting applicable credentialing guidelines established by the PC. The PC shall be responsible for the payment of salaries and wages, compensation, payroll taxes, employee benefits, and all other taxes and charges now or hereafter applicable to Employed Providers and Contracting Providers. Prior to making any changes with respect to any of the Employed Providers or Contracting Providers, the PC shall consult with MANAGEMENT SERVICES, although MANAGEMENT SERVICES shall provide input only and shall not conclude whether an Employed Provider should be hired or terminated. The PC shall also consult with MANAGEMENT SERVICES with regard to the terms of contracts entered into between the PC and Employed Providers and Contracting Providers and the terms and conditions of their employment or engagement as independent contractors, as applicable.

1.3. Fees, Charges and Payor Agreements. The PC shall, after consultation with MANAGEMENT SERVICES, determine the fees, charges, premiums, or other amounts due in connection with its delivery of health care services to Patients. Such fees, charges, premiums, or other amounts, regardless of whether determined on a fee-for-service, capitated, prepaid, or other basis, shall be reasonable and consistent with the fees, charges, premiums and other amounts due to health care providers for similar services within the community under the type of reimbursement program involved. MANAGEMENT SERVICES shall provide input relating to the foregoing but shall not conclude the level of fees, charges, premiums, or other amounts the PC should establish.

1.4. Compliance with Law. The PC shall require all of its Employed Providers and Contracting Providers to comply with all laws, regulations, and ethical and professional standards applicable to the practice of medicine. Employed Providers and Contracting Providers who are physicians shall at all times be licensed, to practice medicine in the State of Maryland and all other states in which an Office at which such physician provides patients medical services is located.

1.5. Offices; Hours of Operation; Staffing. The PC shall conduct the Practice from the current Office located in Maryland at                                           , as well as such hospitals and other facilities as may be agreed upon by MANAGEMENT SERVICES and the PC from time to time. Any additional or substitute Office shall be deemed to be part of the Practice for the purposes of this Agreement. The hours of operation and the medical staffing of the Offices shall be established by the agreement of the PC and MANAGEMENT SERVICES from time to time hereafter.

1.6. Quality Assurance. The PC shall rigorously monitor utilization and quality of services provided by Employed Providers and Contracting Providers, shall develop, maintain, and administer quality assurance programs and performance standards and shall take all steps necessary to remedy any and all deficiencies in the efficiency or the quality of medical care provided.

1.7. Patient Referrals. The parties agree that the benefits to the PC hereunder do not require, are not payment for, and are not in any way contingent upon the admission, referral or any other arrangements for the provision of any item or service offered by MANAGEMENT SERVICES or any Affiliate, as defined in Section 8.21 of this Agreement, of MANAGEMENT SERVICES to any of the PC’s Patients in any facility or laboratory controlled, managed or operated by MANAGEMENT SERVICES or any Affiliate of MANAGEMENT SERVICES.

1.8. Professional Dues and Education Expenses. The PC and its Employed Providers and Contracting Providers shall be solely responsible for the cost of membership in professional associations, and continuing professional education. The PC shall ensure that each of its Employed Providers and Contracting Providers participates in such continuing medical education as is necessary for such provider to remain current with professional licensure and community standards.

1.9. Professional Insurance Eligibility. The PC shall cooperate with MANAGEMENT SERVICES in the obtaining and retaining of professional liability insurance by assuring that either its Employed Providers and Contracting Providers are insurable or instituting proceedings to terminate any Employed Provider of Contracting Provider who is not insurable or loses Ms or her insurance eligibility. Termination shall be effective no more than thirty (30) days from such determination. The PC shall require all Employed Providers and Contracting Providers to participate in an on-going risk management program.

1.10. Fees for Professional Services. MANAGEMENT SERVICES shall be solely responsible for legal, accounting and other professional services incurred by the PC in operating the Practice absent a violation by the PC of any provisions of this Agreement.

II. RESPONSIBILITIES OF MANAGEMENT SERVICES

2.1. General Responsibility. MANAGEMENT SERVICES shall have general responsibility for providing fiscal services, administrative services, and other strategic and tactical support services to the PC with respect to the Practice, except as otherwise provided in this Agreement. MANAGEMENT SERVICES shall perform all required functions in accordance with sound management techniques. Notwithstanding MANAGEMENT SERVICES’s general and specific rights and responsibilities set forth in this Agreement, the PC shall have full authority and control with respect to all medical, professional and ethical determinations over the PC’s Practice to the extent required by federal, state and local laws, rules and regulations, MANAGEMENT SERVICES shall not engage in activities which constitute the practice of medicine under applicable laws. MANAGEMENT SERVICES shall neither exercise control over nor interfere with the physician-patient relationship, which shall be maintained strictly between the physicians employed by or contracting with the PC and the PC’s Patients.

2.2. Responsibilities with Regard to Selected Patient- Related Matters.

(a) Patient Relations. Scheduling. Etc. MANAGEMENT SERVICES shall assist the PC in maintaining positive Patient relations by, among other things, in conjunction with and at the direction of the PC: scheduling Patient appointments; responding to Patient grievances and complaints in matters other than medical evaluation, diagnosis, and treatment; and establishing and maintaining in the PC’s name and on its behalf Patient transfer arrangements to expedite referrals where medically necessary; as determined and requested by the attending physician.

(b) Recordkeeping. MANAGEMENT SERVICES shall assist the PC in maintaining Patient medical records in accordance with applicable laws concerning their confidentiality and retention, and promptly making such records available to the PC’s Employed Providers, Contracting Providers and other appropriate recipients. Notwithstanding the foregoing sentence, Patient medical records shall be and shall remain the property of the PC, and the content thereof shall be solely the responsibility of the PC.

(c) Quality Assurance.

(i) In General. MANAGEMENT SERVICES shall assist the PC, in accordance with criteria established by the PC, in the development and implementation of appropriate quality assurance programs, including development of performance and utilization standards, sampling techniques for case review, and preparation of appropriately documented studies. Notwithstanding the foregoing, MANAGEMENT SERVICES shall not perform any duties that constitute the corporate practice of medicine in Maryland and all other states in which an Office at which the PC provides patient medical services is located.

(ii) Periodic Independent Review. On behalf of the PC,

MANAGEMENT SERVICES may periodically perform quality assurance and utilization reviews through nurses employed by it; provided, however, that MANAGEMENT SERVICES shall not engage in activities which constitute the practice of medicine under applicable law. Alternatively, MANAGEMENT SERVICES may periodically arrange for an independent quality assurance and utilization review to be performed by persons who are unrelated to the PC or MANAGEMENT SERVICES, or to any Affiliate of the PC or MANAGEMENT SERVICES, which has expertise in such areas, and which has been approved in advance by the PC. Such review shall include a random sampling of medical records (consistent with laws regarding the confidentiality of medical records), an analysis of the PC’s quality assurance utilization review procedures, and an analysis of the appropriateness of costs associated with operating the PC’s medical practice at the Practice.

2.3. Responsibilities with Regard to Selected Financial Matters.

(a) Billing. MANAGEMENT SERVICES shall submit on a timely basis all bills and necessary documentation required by Patients and Payors in order to obtain payment in connection with the PC’s delivery of health’ care services at the Practice or its arrangement for the delivery of such services. In seeking such payment, MANAGEMENT SERVICES shall act as the PC’s exclusive agent in billing and collecting professional fees, charges and other amounts owed to the PC. In this connection, the PC hereby appoints MANAGEMENT SERVICES, during the term of this Agreement, as the PC’s true and lawful attorney-in-fact, with power of substitution, for the following purposes relating to the Practice:

(i) To bill the PC’s Patients on the PC’s behalf.

(ii) To collect accounts receivable generated by such billings on the PC’s behalf, including, where deemed appropriate by MANAGEMENT SERVICES and approved in advance by the PC, settling and compromising claims, assigning such accounts receivable to a collection agency or the bringing of legal action against a Patient or Payor on the PC’s behalf.

(iii) To receive payments on behalf of the PC from Patients and Payors, to cause such payments to be deposited into appropriate depository accounts (each such depository account, a “Collections Account”) arid to write checks against or otherwise withdraw such payments to pay the PC Expenses (as hereinafter defined).

(b) Accounting. MANAGEMENT SERVICES shall direct and maintain the operation of an appropriate accounting system with respect to the PC’s operation of the Practice which shall perform all bookkeeping and accounting services required for the operation of the Practice, including the maintenance, custody and supervision of business records, ledgers and reports; the establishment, administration and implementation of accounting procedures, controls and systems. Such accounting system shall allow MANAGEMENT SERVICES to prepare the reports specified in Section 2.3(c).

(c) Reporting. MANAGEMENT SERVICES shall present to the PC reports on the financial condition of the PC on the basis set forth below in clauses (i) and (ii) and such other reports that the PC may reasonably request, including daily activity reports, weekly analyses, alternative delivery system reports, backlog reports and the like, MANAGEMENT SERVICES also shall provide such reports as may be required by any regulatory agency having jurisdiction over the operations of the PC.

The reports initially required to be delivered to the PC under this Section 2.3(c) with respect to the Practice are as follows:

(i) As soon as possible after the close of each month, a balance sheet and a related statement of revenues and expenses showing the results of the PC’s operations for the preceding month of the fiscal year and the year to date.

(ii) As soon as possible after the close of each fiscal year, a balance sheet and related statement of revenues and expenses showing the results of the PC’s operations during that fiscal year.

2.4. Responsibilities with Respect to Facilities Management.

(a) Office Management Services. MANAGEMENT SERVICES shall provide, supervise and direct the development of appropriate and efficient office management services with respect to the PC’s operation of the Practice.

(b) Offices. MANAGEMENT SERVICES shall provide, manage and maintain the real property comprising the Offices and reasonable improvements during the term of this Agreement. In consultation with the PC} MANAGEMENT SERVICES shall oversee all management, maintenance and other decisions pertaining to the Offices consistent with the terms of this Agreement. MANAGEMENT SERVICES shall maintain the Offices in good condition and repair, reasonable wear and tear excepted. MANAGEMENT SERVICES shall provide such additional and/or replacement facilities as the PC and MANAGEMENT SERVICES agree, from time to time. MANAGEMENT SERVICES shall provide the PC with all utilities (including water, gas and electricity), heat, air conditioning, telephone, janitorial services and disposal services (including the disposal of medical wastes) required in connection with the operation of the Offices.

(c) Use of Assets.

(i) MANAGEMENT SERVICES shall lease or purchase and, when necessary, replace equipment and furnishings needed for the delivery of health care services by the PC at the Offices and for the delivery of services provided by MANAGEMENT SERVICES pursuant to this Agreement. MANAGEMENT SERVICES shall consult with the PC with respect to the suppliers, prices and specifications of such equipment and furnishings. MANAGEMENT SERVICES shall use its best efforts to keep and maintain the equipment and furnishings used by the PC at the Offices in good working order and condition.

(ii) All assets provided or purchased under this Agreement by MANAGEMENT SERVICES, including any management information systems, shall remain the property of MANAGEMENT SERVICES and the PC shall have the right to use such assets only during the term of this Agreement.

(iii) Nothing in this Agreement shall be construed to affect or limit in any way the professional discretion of the PC to select and use equipment, furnishings, inventory and supplies purchased by MANAGEMENT SERVICES in accordance with the terms of this Agreement insofar as such selection or use constitutes or might constitute the practice of medicine.

(d) Supplies and Inventory. MANAGEMENT SERVICES shall provide and replenish, as necessary and as may be permitted by applicable law, the inventory and supplies needed for the delivery of medical services by the PC, and for the delivery of services by MANAGEMENT SERVICES pursuant to this Agreement. MANAGEMENT SERVICES shall consult with the PC with respect to the suppliers, prices and specifications of such inventory and supplies.

(e) No Warranties. THE PC ACKNOWLEDGES THAT MANAGEMENT SERVICES MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE SUITABILITY OR ADEQUACY OF ANY FACILITIES, EQUIPMENT, FURNISHINGS, INVENTORY OR SUPPLIES PROVIDED PURSUANT TO THIS AGREEMENT FOR THE CONDUCT OF A MEDICAL PRACTICE OR FOR ANY OTHER PARTICULAR PURPOSE.

2.5. Other Responsibilities.

(a) Public Relations. MANAGEMENT SERVICES shall provide services reasonably necessary for enhancing public relations for the PC’s health care services and shall submit any public relations programs for prior review and revision, if necessary, and approval by the PC. Such public relations shall comply with applicable laws and regulations governing the use of promotional activities by the medical profession and with applicable standards of medical ethics.

(b) Insurance.

(i) Property and Liability Insurance. MANAGEMENT SERVICES shall obtain and maintain during the term of this Agreement, if available on commercially reasonable terms, (a) property damage insurance protecting the Practice premises and the personal property located therein against such hazards and in such amounts as MANAGEMENT SERVICES determines are reasonably prudent; and (b) general liability insurance in such amounts as MANAGEMENT SERVICES determines are reasonably prudent.

(ii) General Liability Insurance. The PC shall obtain and maintain during the term of this Agreement general liability insurance in such amounts as the PC determines are reasonably prudent. The PC shall name MANAGEMENT SERVICES as an additional insured on such policies.

(iii) Malpractice Insurance. It is understood that the PC and its Employed Providers shall, at the PC’s cost, at all times be covered by malpractice insurance with coverage in usual and customary amounts for practitioners of the same profession and specialties in Maryland and, if applicable, other slates. The PC shall ensure that its written agreements with Contracting Providers who are physicians require such Contracting Providers to at all times be covered by malpractice insurance in amounts that are usual and customary for practitioners of the same profession and specialty in Maryland and, if applicable, other states. Such malpractice policies shall name MANAGEMENT SERVICES as an additional insured.

(iv) Copies of Insurance Policies. MANAGEMENT SERVICES or the PC shall, upon request by the PC or MANAGEMENT SERVICES, as the case may be, promptly provide the PC or MANAGEMENT SERVICES, as the case may be, with copies of all policies of insurance that it procures under this Agreement. Each such policy shall provide that it cannot be modified or terminated except after thirty (30) days written notice to MANAGEMENT SERVICES.

(c) Personnel. MANAGEMENT SERVICES shall furnish the services of all personnel other than physicians, nurses, physician assistants or other licensed healthcare professionals required for the operation of the Practice. Except as specifically provided in this Section 2.5(c), MANAGEMENT SERVICES has the power to recruit, hire, train, promote, assign, set the compensation level for, and discharge all personnel other than physicians, nurses, physician assistants or other licensed healthcare professionals. Any personnel employed by MANAGEMENT SERVICES who perform patient care services shall perform such services under the exclusive direction, supervision and control of the PC, while all other services of MANAGEMENT SERVICES personnel shall be performed under the exclusive direction, supervision and control of MANAGEMENT SERVICES. If the PC is dissatisfied with the services of any personnel employed by MANAGEMENT SERVICES, the PC shall consult with MANAGEMENT SERVICES. MANAGEMENT SERVICES shall in good faith determine whether the performance of that employee could be brought to acceptable levels through counsel and assistance, or whether, if requested by the PC (provided that such employee is not an officer or senior manager of MANAGEMENT SERVICES), such employee should be removed from providing services for the PC. Employee assignments shall be made with the intention of assuring consistent and continued rendering of quality services and to ensure prompt availability and accessibility of personnel to physicians in order to develop constant, familiar and routine working relationships between the Employed Providers, Contracting Providers and MANAGEMENT SERVICES personnel.

(d) Employed Providers. MANAGEMENT SERVICES shall assist the PC in the administration of any employee benefit plans established by the PC in compliance with the provisions of Section 1.10 hereof.

(e) Managed Care Agreements. MANAGEMENT SERVICES shall negotiate and administer all managed care agreements on behalf of the PC and shall consult with the PC on all professional and clinical matters relating thereto.

III. FINANCIAL ARRANGEMENTS

3.1. Service Fee. For the services to be provided hereunder by MANAGEMENT SERVICES, the PC shall pay to MANAGEMENT SERVICES a monthly Service Fee of $124,000. The parties agree that the Service Fee represents the fair market value of the services provided by MANAGEMENT SERVICES hereunder and that the parties shall meet annually to reevaluate the value of services provided by MANAGEMENT SERVICES and shall establish the fair market value thereof for purposes of this Section 3.1.

3.2. Security Agreement; the PC Expenses. To secure the PC’s payment obligations hereunder, the PC is concurrently herewith entering into a security agreement, in form acceptable to MANAGEMENT SERVICES, to grant to MANAGEMENT SERVICES a security interest in the accounts receivable of the PC and all of the PC’s rights to receive payments under managed care contracts. The PC shall cooperate with MANAGEMENT SERVICES and execute all reasonably necessary documents in connection with the granting of such security interest.

All payments on behalf of the PC from Patients and Payors shall be deposited into one or more Collection Accounts. To the extent the PC receives any such payments, the PC shall direct such payments to MANAGEMENT SERVICES for deposit in one or more Collection Accounts.

3.3. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including any controversy or claim arising out of or relating to the parties’ decision to enter into tin’s Agreement or the transactions contemplated hereby, shall be settled by binding arbitration. Each party shall select an arbitrator who has at least three (3) years experience in health care or medical practice management or in health care or medical practice dispute resolution. The arbitration proceedings shall be confidential and the arbitrators may issue appropriate protective orders to safeguard each party’s confidential information. Such protective orders shall be enforceable by any court of competent jurisdiction. Except as specifically provided in this section, the arbitration shall be conducted in accordance with the rules of conciliation and arbitration of the American Arbitration Association. The two arbitrators shall agree upon any issue no later than thirty (30) days after the date the second arbitrator has been engaged, and shall take into account the principles and objectives set forth in paragraph (b) below. If the two arbitrators cannot agree on a determination, then within five (5) days thereafter the two arbitrators shall select a third arbitrator, who shall have the same qualifications required for the first two arbitrators. No later than thirty (30) days after the date the third arbitrator is engaged, he or she shall determine which of the two positions best satisfies the provisions of the contract and the intent of the parties, taking into account the principles and objectives set forth in paragraph (b) below. The third arbitrator shall have no right to propose a middle ground between the two or to make any modification of the proposals of either party. The third arbitrator’s determination shall be final and binding on all parties. The cost and expense of the third arbitrator shall be shared equally between the parties. If either party fails to engage an arbitrator as required hereunder, the arbitrator selected by the other party shall conduct the arbitration and make the final decision in accordance with this Section 3.4.

(b) The arbitration shall be conducted at the offices of MANAGEMENT SERVICES or such other mutually acceptable site. In conducting the arbitration, the arbitrators) shall consider the following principles and objectives of the parties in entering into this Agreement:

(i) The parties contemplate that the PC shall pay MANAGEMENT SERVICES a flat fee for the fair market value of MANAGEMENT SERVICES’ hereunder.

(ii) The parties agree that MANAGEMENT SERVICES shall in no way provide medical services to Patients.

(iii) The parties contemplate an expansion of the Practice by acquisition or purchase of other Offices and by expansion of the variety of specialty medical services provided and/or ancillary services provided.

IV. REPRESENTATIONS AND WARRANTIES; COVENANTS

4.1. Representations and Warranties and Covenants of the PC.

(a) The PC hereby represents and warrants to MANAGEMENT SERVICES as follows:

(i) The PC is and shall remain during the term of this Agreement a professional corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, actively engaged in the practice of medicine, and possessing full corporate power and authority to own its properties and to conduct the business in which it engages.

(ii) The PC has full corporate power and authority to execute and deliver this Agreement and to engage in the transactions and obligations contemplated by this Agreement. Upon its execution, this Agreement shall constitute a valid and binding obligation of the PC, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting generally the rights of creditors and by principles of equity. The party executing this Agreement on behalf of the PC is duly authorized to do so.

(iii) The consummation of the transactions contemplated by this Agreement will not: result in a breach of the terms, provisions, or conditions of or constitute a default under the Articles of Incorporation, By-Laws or other enabling or governing instruments of the PC or any agreement to which the PC is a party or by which it is bound; or, to the best knowledge of the PC, constitute a violation of any applicable law or regulation.

(b) The PC hereby covenants to MANAGEMENT SERVICES that it shall not, without the prior written consent of MANAGEMENT SERVICES, take any action to terminate or nullify, or release any Employed Provider from, the terms of any noncompetition covenant set forth in any employment agreement between the PC and such Employed Provider.

4.2. Covenants and Warranties of MANAGEMENT SERVICES. MANAGEMENT SERVICES hereby represents and warrants to the PC as follows:

(a) MANAGEMENT SERVICES is and shall remain during the term of this Agreement a corporation which is duly organized, validly existing and in good standing under the laws of the State of Maryland, possessing full corporate power and authority to own its properties and to conduct the business in which it engages.

(b) MANAGEMENT SERVICES has full corporate power and authority to execute and deliver this Agreement and to engage in the transactions and obligations contemplated by this Agreement. Upon its execution, this Agreement shall constitute a valid and binding obligation of MANAGEMENT SERVICES, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting generally the rights of creditors and by principles of equity. The party executing this Agreement on behalf of MANAGEMENT SERVICES is duly authorized to do so.

(c) The consummation of the transactions contemplated by this Agreement will not: result in any breach of the terms, provisions or conditions of or constitute a default under the Certificate of Incorporation, Bylaws or other enabling or governing instruments of MANAGEMENT SERVICES or any agreement to which MANAGEMENT SERVICES is a party or by which it is bound; or, to the best knowledge of MANAGEMENT SERVICES, constitute a violation of any applicable law or regulation.

V. TERM AND TERMINATION

5.1 Initial and Renewal Term. The term of this Agreement will be for an initial period of twenty-five (25) years after the Effective Date, and shall be automatically renewed for successive five (5) year periods thereafter (collectively, the “Term”), provided that neither MANAGEMENT SERVICES nor the PC shall have given notice of termination of this Agreement at least one hundred twenty (120) days before the end of the initial term or any renewal term, or unless otherwise terminated as provided in Section 5.2 of this Agreement.

5.2 Termination.

(a) Termination by the PC. The PC may immediately terminate this Agreement at its discretion, upon written notice as follows:

(i) If MANAGEMENT SERVICES becomes insolvent by reason of its inability to pay its debts as they mature; is adjudicated bankrupt or insolvent; files a petition in bankruptcy, reorganization or similar proceeding under the bankruptcy laws of the United States or shall have such a petition filed against it which is not discharged within thirty (30) days; has a receiver or other custodian, permanent or temporary, appointed for its business, assets or property; makes a general assignment for the benefit of creditors; has its bank accounts, property or accounts attached; has execution levied against its business or property; or voluntarily dissolved or liquidates or has a petition filed for corporate dissolution and such petition is not dismissed with thirty (30) days;

(ii) If the MANAGEMENT SERVICES fails to comply with any material provision of this Agreement, or any other agreement with the PC, and does not correct such failure within sixty (60) days after written notice of such failure to comply is delivered by the PC specifying the nature of the breach in reasonable detail.

(b) Termination by MANAGEMENT SERVICES. MANAGEMENT SERVICES may immediately terminate this Agreement at its discretion, upon written notice as follows:

(i) If the PC becomes insolvent by reason of its inability to pay its debts as they mature; is adjudicated bankrupt or insolvent; files a petition in bankruptcy, reorganization or similar proceeding under the bankruptcy laws of the United States or shall have such a petition filed against it which is not discharged within thirty (30) days; has a receiver or other custodian, permanent or temporary, appointed for its business, assets or property; makes a general assignment for the benefit of creditors; has its bank accounts, property or accounts attached; has execution levied against its business or property; or voluntarily dissolves or liquidates or has a petition filed for corporate dissolution and such petition is not dismissed with thirty (30) days; or

(ii) If the PC fails to comply with any material provision of this Agreement with MANAGEMENT SERVICES, and does not correct such failure within sixty (60) days after written notice of such failure to comply is delivered by MANAGEMENT SERVICES specifying the nature of the breach in reasonable detail.

(c) Termination by Agreement. In the event the PC and MANAGEMENT SERVICES shall mutually agree in writing, this Agreement may be terminated on the date specified in such written agreement.

(d) Legislative, Regulatory or Administrative Change. In the event there shall be a change in the Medicare or Medicaid statutes, federal statutes, state statutes, case laws,

administrative interpretations, regulations or general instructions, the adoption of new federal or state legislation, or a change in any third-party reimbursement system, any of which are reasonably likely to materially and adversely affect the manner in which either party may perform or be compensated for its services under this Agreement or which shall make this Agreement or any related agreements unlawful or unenforceable, or which would be reasonably likely to subject either party to this Agreement, or any member, shareholder, officer, director, employee, agent or affiliated organization to any civil or criminal penalties or administrative sanctions, the parties shall immediately use their best efforts to enter into a new service arrangement or basis for compensation for the services furnished pursuant to this Agreement that complies with the law, regulation, or policy, or which minimizes the possibility of such penalties, sanctions or unenforceability, and that approximates as closely as possible the economic position of the parties prior to the change. If the parties are unable to reach a new agreement within a reasonable time, then either party may submit the issue to arbitration pursuant to Section 3.3 for the purpose of reaching an alternative arrangement that is equitable under the circumstances.

5.3 Effects of Termination. Upon termination of this Agreement, as provided in this Article V, neither party shall have any further obligations hereunder except for (i) obligations accruing prior to the date of termination, including, without limitation, payment of the Service Fee relating to services provided prior to the termination of this Agreement, (ii) obligations, promises, or covenants set forth herein that are expressly made to extend beyond the Term, including, without limitation, insurance, indemnities and non-competition provisions, which provisions shall survive the expiration or termination of this Agreement. In effectuating the provisions of this Section 5.3, the PC specifically acknowledges and agrees that if this Agreement terminates pursuant to Sections 5.2(b) or (d), MANAGEMENT SERVICES shall continue for a period not to exceed ninety (90) days to collect and receive on behalf of the PC on an exclusive basis all cash collections from accounts receivable in existence at the time this Agreement is terminated, it being understood that (a) such cash collections may be used to compensate MANAGEMENT SERVICES for services rendered prior to the termination of this Agreement, (b) MANAGEMENT SERVICES shall not be entitled to collect accounts receivable after the termination date of this Agreement is terminated pursuant to Section 5.2(a), and (c) the MANAGEMENT SERVICES shall deduct for such cash collections any other amounts owed to MANAGEMENT SERVICES under this Agreement, including, without limitation, any reasonable costs incurred by MANAGEMENT SERVICES in carrying out the post-termination procedures and transactions contemplated herein. MANAGEMENT SERVICES shall remit remaining amounts from such collection activities, if any, to the PC. Upon the expiration or termination of this Agreement for any reason or cause whatsoever, MANAGEMENT SERVICES shall surrender to the PC all books and records pertaining to the PC’s Patient medical records and PC Records (as defined in Section 7.2).

VI. RESTRICTIVE COVENANTS

6.1. Covenant Regarding Proprietary Information. In the course of the relationship created pursuant to this Agreement, the PC will have access to certain methods, tirade secrets, processes, ideas, systems, procedures, invention’s, discoveries, concepts, software in various stages of development, designs, drawings, specifications, models, data, documents, diagrams, flow charts, research, economic and financial analysis, developments, procedures, know-how, policy manuals, financial data, form contracts, marketing ad other techniques, plans, materials, forms, copyrightable materials and trade information regarding the operations of MANAGEMENT SERVICES and/or of its Affiliates (collectively, the “Protected Parties”). The foregoing, together with the existence and terms of this Agreement, are referred to in this Agreement as “Proprietary Information”. The PC shall maintain all such Proprietary Information in strict secrecy and shall not divulge such information to any third parties, except as may be necessary for the discharge of its obligations under this Agreement. The PC shall take all necessary and proper precautions against disclosure of any Proprietary Information to unauthorized persons by any of its officers, directors, employees or agents. All officers, directors, employees and agents of the PC who will have access to all or any part of the Proprietary Information may be required to execute an agreement, at the reasonable request of MANAGEMENT SERVICES, valid under the law of the jurisdiction in which such agreement is executed, and in a form acceptable to MANAGEMENT SERVICES and its counsel, committing themselves to maintain the Proprietary Information in strict confidence and not to disclose it to any unauthorized person or entity. The Protected Parties not party to this Agreement are hereby specifically made third party beneficiaries of this Section 6.1, with the power to enforce the provisions hereof. Upon termination of this Agreement for any reason, the PC and each of its Employed Providers and Contracting Providers shall cease all use of any of the Proprietary Information and, at the request of MANAGEMENT SERVICES, shall execute such documents as may be necessary to evidence the PC’s abandonment of any claim thereto. The parties recognize that a breach of this Section 6.1 cannot be adequately compensated in money damages and therefore agree that injunctive relief shall be available to the Protected Parties as their respective interests may appear.

The obligations of the PC under this Section 6.1 shall not apply to information: (i) which is a matter of public knowledge on or becomes a matter of public knowledge after the Effective Date of this Agreement, other than as a breach of the confidentiality terms of this Agreement or as a breach of the confidentiality terms of any other agreement between the PC and MANAGEMENT SERVICES or its Affiliates; or (ii) was lawfully obtained by the PC on a nonconfidential basis other than in the course of performance under this Agreement and from some entity other than MANAGEMENT SERVICES or its Affiliates or from some person other than one employed or engaged by MANAGEMENT SERVICES or its Affiliates, which entity or person has no obligation of confidentiality to MANAGEMENT SERVICES or its Affiliates.

6.2. Covenants Not to Compete During the Term. The parties recognize that the services to be provided by MANAGEMENT SERVICES shall be feasible only if the PC operates an active medical practice to which the PC and Employed Providers devote full time and attention. To that end:

(a) Restrictive Covenants by the PC. During the term of this Agreement, the PC shall not establish, operate or provide physician or other health care services at any medical office, clinic or other health care facility providing services substantially similar to those provided by the PC pursuant to this Agreement anywhere other than at the Offices and as may be approved in writing by MANAGEMENT SERVICES. The PC shall also not enter into any management or administrative services agreement or arrangement with any person or entity other than MANAGEMENT SERVICES without MANAGEMENT SERVICES’s prior written approval.

(b) Restrictive Covenants by Employed Providers. All employment contracts between the PC and its Employed Providers shall name MANAGEMENT SERVICES as a third-party beneficiary to the contract and shall not be revised without the prior written consent of MANAGEMENT SERVICES. The contracts shall include noncompetition agreements with its Employed Providers who are physicians, the substance and form of which is set forth as Exhibit A hereto, and which the PC will enforce.

6.3. Covenant Not to Compete Following Termination. For three (3) years following the termination of this Agreement by MANAGEMENT SERVICES pursuant to Section 5.2, the PC shall not enter into any management or administrative services agreement or any similar arrangement with any person or entity for the provision of the same or similar services as MANAGEMENT SERVICES provides to the PC under this Agreement.

6.4. Covenant Not to Solicit. During the term of this Agreement and for three (3) years following the termination of this Agreement, the PC shall not:

(a) Directly or indirectly solicit, recruit or hire, or induce any party to solicit, recruit or hire any person who is an employee of, or who has entered into an independent contractor arrangement with, MANAGEMENT SERVICES or any Affiliate of MANAGEMENT SERVICES (excluding any person who performs patient services);

(b) Directly or indirectly, whether for itself or for any other person or entity, call upon, solicit, divert or take away, or attempt to solicit, call upon, divert or take away any of MANAGEMENT SERVICES’s customers, business, or clients; or

(c) Disrupt, damage, impair or interfere with the business of MANAGEMENT SERVICES.

6.5. Enforcement. MANAGEMENT SERVICES and the PC acknowledge and agree that since a remedy at law for any breach or attempted breach of the provisions of this Article VI or of Article VII shall be inadequate, either party shall be entitled to specific performance and injunctive or other equitable relief in case of any such breach or attempted breach, in addition to whatever other remedies may exist by law. All parties hereto also waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If any provision of Article VI or Article VII relating to the restrictive period, scope of activity restricted and/or other provisions described therein shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope of activity restricted or geographical area such court deems reasonable and enforceable under applicable law, the time period, scope of activity restricted and/or area of restriction held reasonable and enforceable by the court shall thereafter be the restrictive period, scope of activity restricted and/or the territory applicable to the restrictive covenant provisions in this Article VI or Article VII. The invalidity or non-enforceability of this Article VI or Article VII in any respect shall not affect the validity or enforceability of the remainder of this Article VI or Article VII or of any other provisions of this Agreement.

VII. INFORMATION AND RECORDS

7.1. Ownership of Records. At all times during and after the term of this Agreement, including any extensions or renewals hereof, all business records, including but not limited to, business agreements, books of account, general administrative records and all information generated under or contained in the management information system pertaining to MANAGEMENT SERVICES’s obligations hereunder, and other business information of any kind or nature, except for Patient medical records and the PC’s Records (as defined in Section 7.2), shall be and remain the sole property of MANAGEMENT SERVICES; provided that after termination of this Agreement the PC shall be entitled to reasonable access to such records and information, including the right to obtain copies thereof, for any purpose related to patient care or the defense of any claim relating to patient care or the business of MANAGEMENT SERVICES or the PC.

7.2. The PC’s Business and Financial Records. At all times during and after the term of this Agreement, the financial, corporate and personnel records and information relating exclusively to the business and activities of the PC, as distinguished from the business and activity of MANAGEMENT SERVI.CES, hereinafter referred to as “the PC’s Records,” shall be and remain the sole property of the PC.

7.3. Access to Records. Each party shall be entitled, upon request and with reasonable advance notice, to obtain access to all records of the other party directly related to the performance of such party’s obligations pursuant to this Agreement; provided, however, that such right shall not allow for access to records that must necessarily be kept confidential. Either party, at its expense, shall have the right to make copies of any records to which it has access pursuant to this Section.

7.4. Confidentiality of Records. MANAGEMENT SERVICES and the PC shall adopt procedures for maintaining the confidentiality of the records relating to the operations of MANAGEMENT SERVICES and the PC which do not constitute Proprietary Information, which information is not otherwise available to third parties publicly or by law, and shall comply with all applicable federal and state statutes and regulations relating to such records. Patient medical records and other privileged Patient information shall not be disclosed or utilized by the PC or MANAGEMENT SERVICES or their agents or employees except as required or permitted by applicable laws and regulations.

VIII. MISCELLANEOUS

8.1. Independent Contractor Status of Parties. In the performance of the work, duties and obligations under this Agreement, it is mutually understood and agreed that each party is at all times acting and performing as an independent contractor with respect to the other and that no relationship of partnership joint venture or employment is created by this Agreement. Neither party, nor any other person performing services on behalf of such party pursuant to this Agreement, shall have any right or claim against the other party for Social Security benefits, workers’ compensation benefits, disability benefits, unemployment insurance benefits, health benefits, vacation pay, sick leave or any other employee benefits of any kind.

8.2. No Waiver. The waiver by any party to this Agreement of any breach of any term or condition of this Agreement shall not constitute a waiver of subsequent breaches. No waiver by any party of any provision of this Agreement shall be deemed to constitute a waiver of any other provision.

8.3. Notices. If, at any time after the execution of this Agreement, it shall become necessary or convenient for one of the parties to serve any notice, demand or communication upon the other party, such notice, demand, or communication shall be in writing and shall be served personally, by nationally recognized overnight courier which provides confirmation of delivery, or by depositing the same in the United States mail, registered or certified, return receipt requested, postage prepaid and to such address as either party may have furnished to the other party in writing as the place for the service of notice. Any notice so mailed shall be deemed to have been given three (3) days after the same has been deposited in the United States mall; when delivered if the same has been given personally; or the next business day if the same has been delivered to a nationally recognized overnight courier service.

8.4. Assignment. Neither party may sell, transfer, assign, or otherwise convey its rights or obligations under this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, MANAGEMENT SERVICES shall have the right to (a) assign its rights and/or delegate all or any of its obligations to any of its Affiliates; and/or (b) subcontract some portion of its obligations hereunder to a third party which is not an Affiliate of MANAGEMENT SERVICES, in each case without the consent of the PC.

8.5. Successors and Assigns. Subject to the provisions of this Agreement respecting assignment, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

8.6. Severability. Nothing contained in this Agreement shall be construed to require the commission of an act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance or regulation, the latter shall prevail. In such event, and in any case in which any provision of this Agreement is determined to be in violation of a statute, law, ordinance or regulation, the affected provision(s) shall be limited only to the extent necessary to bring it within the requirements of the law and, insofar as possible under the circumstances, to carry out the purposes of this Agreement. The other provisions of this Agreement shall remain in full force and effect, and the invalidity or unenforceability of any provision hereof shall not affect the validity and enforceability of the other provisions of this Agreement; nor the availability of all remedies in law or equity to the parties with respect to such other provisions.

8.7. Third Parties. Except as provided in Article VII, nothing in this Agreement shall be construed to create any duty to, any standard of care with reference to or any liability to anyone not a party to this Agreement.

8.8. Headings. The headings used in this Agreement are for convenience of reference only and shall have no force or effect in the construction or interpretation of the provisions of this Agreement.

8.9. Time of the Essence. Time is of the very essence of each and all of the agreements, covenants and conditions of this Agreement.

8.10. Governing Law. This Agreement shall be deemed made, executed and entered into and shall be governed by and construed in accordance with the internal laws of the State of Florida.

8.11. Language Construction. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning, and not for or against either party hereto. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

8.12. Indemnification. The PC shall indemnify, hold harmless and defend MANAGEMENT SERVICES, its officers, directors, shareholders, employees, agents and independent contractors (the “MANAGEMENT SERVICES Group”) from and against any and all liabilities, losses, damages, claims, causes of action, and expenses (including reasonable attorneys’ fees and disbursements (a “MANAGEMENT SERVICES Loss”)), caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of medical services or any other acts or omissions by MANAGEMENT SERVICES and/or its partners, agents, employees and/or subcontractors (other than MANAGEMENT SERVICES) during the term hereof except with respect to any MANAGEMENT SERVICES Loss which is the result of any gross negligence or willful misconduct by a member of the MANAGEMENT SERVICES Group, MANAGEMENT SERVICES shall indemnify, hold harmless and defend the PC, its officers, directors, partners employees, agents and independent contractors (the “the PC Group”) from and against any and all liabilities, losses, damages, claims, causes of action, and expenses (including reasonable judgment attorneys’ fees and disbursements) (a “the PC Loss”), caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of any acts of omissions by MANAGEMENT SERVICES and/or its shareholders, agents, employees and/or subcontractors during the term hereof except with respect to any the PC Loss which is the result of any gross negligence or willful misconduct by a member of the PC Group.

8.13. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, between or among parties regarding the subject matter of this Agreement.

8.14. Incorporation by Reference. All exhibits and other attachments to this Agreement are incorporated by reference into this Agreement by such reference.

8.15. Amendments Only in Writing. This Agreement may not be amended or modified in any respect whatsoever, except by an instrument in writing signed by the parties hereto.

8.16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original and all of which shall constitute one and the same agreement. This Agreement shall not become effective until it has been executed by all of the parties hereto.

8.17. Commercial Impracticability. No party to this Agreement shall be liable for any failure to perform its obligations hereunder where such failure results from any cause beyond that party’s reasonable control, including, for example, an act of God, labor disturbance such as a strike or walkout, war, riot, fire, storm, accident, government regulation or interference, or mechanical, electronic or communications failure.

8.18. Election of Remedies. The respective rights of the parties to this Agreement shall be cumulative. Each party shall have all other rights and remedies consistent with this Agreement as law and equity may provide. No exercise by any party of one right or remedy shall he deemed to be an exclusive election of rights or remedies.

8.19. Survival. The provisions of Articles III, IV, V, VI, VII and VIII shall survive any termination of this Agreement.

8.20. Third Party Beneficiaries. Except with respect to Affiliates of MANAGEMENT SERVICES, nothing in this Agreement shall be construed to create any duty to, any standard of care with reference to, or any liability to any Person not a party to this Agreement. The Affiliates of MANAGEMENT SERVICES are intended third party beneficiaries of this Agreement.

8.21 Affiliate. An “Affiliate” of an entity means (i) any person or entity directly or indirectly controlled by such entity; (ii) any person or entity directly or indirectly controlling such entity; (iii) any subsidiary of such entity if the entity has a fifty percent (50%) or greater ownership interest in the subsidiary; or (iv) such entity’s parent entity if the parent has a fifty percent (50%) or greater ownership interest in the entity. For purposes of this Agreement, the PC is not an Affiliate of MANAGEMENT SERVICES.

IN WITNESS WHEREOF, MANAGEMENT SERVICES and the PC have caused this Agreement to be executed by their duly authorized respective officers as of the Effective Date.

Signed and sealed in the presence of:

/s/ Authorized Signatory		MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.
Printed name:	/s/ Authorized Signatory
(witness 1)

		By:	/s/ Daniel E. Dosoretz
/s/ Authorized Signatory			Daniel E. Dosoretz, M.D.
Printed name:	/s/ Authorized Signatory		President
(witness 2)

/s/ Authorized Signatory		KATIN RADIATION THERAPY, P.A.
Printed name:	/s/ Authorized Signatory
(witness 1)
		By:	/s/ Michael J. Katin
Michael J. Katin, M.D.
President
/s/ Authorized Signatory
Printed name:	/s/ Authorized Signatory
(witness 2)

STATE OF FLORIDA )
)
COUNTY OF LEE	)

The foregoing instrument was acknowledged before me this 13th day of April, 1999, by Daniel E. Dosoretz, M.D., the President of Maryland Radiation Therapy Management Services, Inc., a Maryland corporation organized under the laws of the State of Maryland, on behalf of the corporation.

[SEAL]	Signature:	/s/ Authorized Signatory

	Printed name:	/s/ Authorized Signatory
Notary Public

STATE OF FLORIDA )
)
COUNTY OF LEE	)

The foregoing instrument was acknowledged before me this 13th day of April, 1999, by Michael J. Katin, M.D., the President of Katin Radiation Therapy, P.A., a Maryland professional corporation organized under the laws of the State of Maryland, on behalf of the corporation.

[SEAL]	Signature:	/s/ Authorized Signatory

	Printed name:	/s/ Authorized Signatory
Notary Public

EXHIBIT A

NONCOMPETITION AGREEMENT

NON-COMPETITIVE AND RESTRICTIVE AGREEMENTS.

A. During the term of this Agreement and any renewal period, Physician shall not undertake any professional service except as directed and authorized by [Employer] and shall not engage in any profession other than the rendition of the professional services as directed by [Employer].

B. In the event of the termination of this Agreement for any reason, Physician agrees not to directly or indirectly engage in the practice of radiation therapy or oncology, or otherwise compete with [Employer], or any of its physician providers, by practicing as a radiation therapist or oncologist (i) at any hospital in which physician providers of [Employer] regularly admit patients, or (ii) within any county in which [Employer] or any of its Affiliates operate an Office for a period of two (2) years after the date of such actual termination of this Agreement. The purpose of this covenant is to protect [Employer] from the irreparable harm it will suffer if Physician competes with [Employer] after having been introduced to [Employee’s personnel and patients and after learning special medical procedures used by [Employer]’s physician providers, [Employer]’s business procedures, office and practice policies, and the special and confidential professional procedures developed by [Employer].

C. The parties agree that in the event of any breach or attempted breach of any of the covenants set out in section B (the “Covenant Not to Compete”), [Employer] will be entitled to equitable relief by way of injunction or otherwise, in addition to any remedy at law which may be available. The parties agree that any violation or threatened violation by Physician of the Covenant Not to Compete will cause [Employer] to suffer irreparable harm. The parties agree that [Employer]’s remedy of an injunction is not the exclusive remedy for breach of the Covenant Not to Compete and that a court may grant such additional relief as is reasonable.

D. In the event Physician breaches the Covenant Not to Compete in addition to the injunctive relief to which [Employer] shall be entitled under the law, Physician shall immediately repay to [Employer] any amounts paid by [Employer] pursuant to section 3.B hereof after the termination of this Agreement, and all severance or termination pay, if any, paid pursuant to this Agreement. [Employer] may offset against any amounts owed Physician pursuant to this Agreement any amounts Physician owes [Employer] pursuant to paragraph E below for breach of the Covenant Not to Compete.

E. In addition to the injunctive relief to which [Employer] is entitled under the law and in addition to the payments provided for in paragraph D above and in order to compensate [Employer] for the damages it will incur in recruiting and compensating a replacement radiation oncologist and for the lost business it will suffer, in the event of a breach by Physician of the Covenant Not to Compete, Physician shall also pay to [Employer], as liquidated damages, a sum equal to a percentage of the gross billings of [Employer] for the twelve month period immediately preceding the termination of this Agreement. The percentage shall be that formed by dividing the number one by the number equal to the total number of physician providers of [Employer], including Physician, on the date of termination of this Agreement. The parties agree that, in the event of the breach by Physician of the Covenant Not to Compete, the actual amount of damages which would be incurred by [Employer] would be difficult to ascertain and prove, and that therefore the liquidated damages sum set forth herein would be reasonable and appropriate.

F. In the event the Covenant Not to Compete shall be determined by a court of competent jurisdiction to be unenforceable by reason of its geographic or temporal restrictions being too great, or by reason that the range of activities covered is too great, or for any other reason, section B shall be interpreted to extend over the maximum geographic area, period of time, range of activities or other restrictions as to which it may be enforceable.